BY-LAWS
                                     -------

                                       OF
                                       --

                         TRINITY MEDICAL GROUP USA, INC.
                         -------------------------------

                              A Florida Corporation

                              ARTICLE I - OFFICES


The registered office of the Corporation in the State of Florida shall be located in the City and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings: (Section 607.0701*)
----------------------------

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Directors, at the place fixed, from time to time, by the Directors.

Section 2 - Special Meetings: (Section 607.0702)
----------------------------

Special meetings of the shareholders shall be held within or without the State of Florida. Such meetings may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders not less than ten per cent (10%) (this percentage may be raised up to 50% if provided for in the Articles of Incorporation of the Corporation), of the shares then outstanding and entitled to vote thereat.

Section 3 - Court-ordered Meeting: (Section 607.0703)
----------------------------------


--------
* Unless otherwise stated in these bylaws, all references to Sections refer to those sections contained in the Florida Title 18 of the Florida Business Corporations Act.

The circuit court of the circuit in this State where the Corporation's principal office is located, or where the Corporation's registered office is located if its principal office is not located in this State, may, after notice to the Corporation, order a meeting to be held:

(a) On application of any shareholder of the Corporation entitled to vote in an annual meeting if an annual meeting has not been held within any thirteen month period; or

(b) On application of a shareholder who signed a demand for a special meeting as provided for under Section 2 of these Bylaws if the special meeting was not held in accordance with the notice.

The court may fix the time and place of the meeting, determine the shares entitled to participate in the meeting, specify a record date for determining shareholders entitled to notice of and to vote at the meeting, prescribe the form and content of the meeting notice, and enter other orders as may be appropriate.

Section 4 - Place of Meetings:  (Section 607.0701 & 607.0702)
------------------------------

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Florida as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation's principal office in the state of Florida.

Section 5 - Notice of Meetings:  (Section 607.0705)
-------------------------------


(a) Written or printed notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by first class mail (other than first-class mail may be used to mail any notice so long as such notice is mailed at least thirty days before the meeting), by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the business to be transacted or the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to dissent and receive payment for their shares pursuant to the Florida Business Corporation Act, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder as it appears on the share transfer records of the corporation, unless s/he shall have previously filed with the Secretary of the Corporation a written request that notices intended for her/him be mailed to some other address, in which case, it shall be mailed to the address designated in such request, with the postage thereon prepaid.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, without protesting the lack of notice thereof, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by law.

Section 6 - Waiver of Notice of Meeting:  (Section 607.0706)
----------------------------------------


(a) Whenever any notice is required by law, the Articles of Incorporation of the Corporation or these Bylaws, a shareholder may waive such notice before or after the date and time stated in the notice, so long as such waiver is written, signed by the shareholder entitled to such notice, and delivered to the Corporation for inclusion in the minutes or filing with the Corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice unless so required by the Articles of Incorporation of the Corporation or these Bylaws.

(b) A shareholder's attendance at a meeting:

         (i) shall constitute a waiver of lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

         (ii) shall constitute a waiver of objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 7 - Shareholders' List:  (Section 607.0720)
-------------------------------

(a) After fixing a record date for a meeting, a Corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the meeting, arranged by voting group with the address of, and the number, class, and series, if any, of shares held by, each shareholder. The shareholders' list must be available for inspection by any shareholder for a period of ten days before the meeting or such shorter time as exists between the record date and the meeting and continue through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or the shareholder's agent or attorney is entitled on written demand to inspect the shareholders' list during regular business hours and at the shareholder's expense, during the period it is available for inspection.

(b) The Corporation shall make the shareholder's list available at the meeting of shareholders, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

         (i) If the Corporation refuses to allow a shareholder or his agent or attorney to inspect the shareholders' list before or at the meeting of shareholders, and such shareholder is entitled to inspect such shareholders' list, the meeting shall be adjourned until the demand of such shareholder either in person or by proxy who failed to get such access, or if not adjourned upon such demand, the circuit court of the county where the Corporation's principal office (or if none in this state, its registered office) is located, on application of the shareholder, may summarily order the inspection or copying at the Corporation's expense and may postpone the meeting for which such list was prepared until the inspection or copying is complete.

         (ii) A shareholder of the Corporation may not sell or otherwise distribute any information or records inspected under this section, except the extent that such use is for a proper purpose as described by law, and any shareholder who violates this section of these Bylaws shall be subject to a civil penalty of $5,000.

Section 8 - Quorum:  (Section 607.0725)
-------------------

(a) Except as otherwise provided herein, or by law, or in the Articles of Incorporation of the Corporation, or for meetings ordered by the Superior Court called pursuant to Section 607.0703 of the Florida Business Corporation Act, a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series of stock. The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

(c) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 9 - Voting:  (Section 607.0721)
-------------------

(a) Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, any corporate action, other than the election of directors or a matter for which the affirmative vote of

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

the holders of a specified portion of the shareholder entitled to vote is required by statute, to be taken by vote of the shareholders, shall be authorized by an affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present. Unless otherwise provided for in the Articles of Incorporation of this Corporation, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and each shareholder entitled to vote has the right to vote the number of shares owned by him for as many persons as there are directors to be elected.

(b) Except as otherwise provided by statute, the Articles of Incorporation, or these bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

Section 10 - Proxies:  (Section 607.0722)
---------------------

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A proxy that is irrevocable under the terms stated in these Bylaws, becomes revocable when the interest with which it is coupled is extinguished and when the interest with which it is coupled is either a creditor of a corporation who extended credit to the Corporation under terms requiring the irrevocable proxy or an employee of the Corporation whose employment contract requires the appointment, such proxy becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein, whichever is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided for by these Bylaws. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue to be in force until revoked by the personal representative or the guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the Secretary of the meeting prior to the voting the proxy or votes the shares subject to the proxy by written ballot. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation. A telegram, telex, cablegram, or similar transmission by the shareholder, or as a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder shall be treated as a valid proxy. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

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

Section 11 - Action Without a Meeting:  (Section 607.0704)
--------------------------------------

(a) Unless otherwise provided for in the Articles of Incorporation, action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by shareholders of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by the shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation at its principal office in the State of Florida or its principal place of business, or to the Secretary or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take corporate action unless, within sixty days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action are delivered to the Corporation.

Any written consent may be revoked before the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Within ten days after obtaining authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters' rights are provided for under the Certificate of Incorporation of the Corporation or by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law regarding the rights of dissenting shareholders.

(b) A consent signed, as required by this section of these Bylaws, has the effect of a meeting vote and may be described as such in any document.

(c) Whenever action is taken as provided in this section of these Bylaws, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

ARTICLE III- BOARD OF DIRECTORS

Section 1 - Number,  Term,  Election  and  Qualifications:  (Section  607.0802 &
---------------------------------------------------------
607.0803)

(a) The first Board of Directors and all subsequent Board of the Corporation shall consist of one director, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or shareholders all have the power, in the interim between

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

annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. A Director must be a natural person 18 years of age or older, but need not be a resident of the State of Florida or shareholders of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws so require.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Certificate of Incorporation of the Corporation or these Bylaws, by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, or until his prior death, resignation or removal.

Section 2 - Duties and Powers:  (Section 607.0801)
------------------------------

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders. (Note: If the Corporation has thirty-five or fewer shareholders, the Articles of Incorporation of the Corporation may, if desired, dispense with the Board of Directors or limit the authority of the Board of Directors and such dispensing with or limitation of authority of the Board of Directors stated in the Articles of Incorporation will be repeated under this section of these Bylaws.)

Section 3 - Annual Meetings; Notice:  (Section 607.0820 & 607.0822)
------------------------------------

(a) An annual meeting of the Board of Directors shall be held either within or without of the State of Florida at such time and at such place as the Board shall fix, so long as such meeting immediately follows the annual meeting of the shareholders and is at the place of such annual meeting of shareholders. In the absence of the Board fixing such time and place, such meeting shall be held at noon on the first Tuesday of ___________ (month).

(b) No notice shall be required of any annual meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any annual meeting when such time and place was fixed before such change, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

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

Section 4         - Special Meetings; Notice:  (Section 607.0822)
---------------------------------------------

(a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each Director, addressed to her/him at her/his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to her/him at such place by telegram, radio or cable, or shall be delivered to her/him personally or given to her/him orally, not later than the day before the day on which the meeting is to be held. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mails, so addressed, with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company. A notice, or waiver of notice, except as required by these Bylaws, need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to her/him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

(d) Unless otherwise stated in the Articles of Incorporation of the Corporation, the Chairperson, President or any two Directors of the Corporation may call any special meeting of the Board of Directors.

Section 5 - Chairperson:
------------------------

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in her/his absence, any other director chosen by the Board of Directors shall preside.

Section 6 - Quorum and Adjournments: (Section 607.0820 & 607.0824)
-----------------------------------

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or these Bylaws. (Note: If the Articles of Incorporation authorize a quorum to consist of less than a majority, but no fewer than one-third of the prescribed number of directors as permitted by law, these Bylaws would state that this lesser amount, instead of a majority, will constitute a quorum.)

(b) A majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice,

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

whether or not a quorum exists. Notice of such adjourned meeting shall be given to Directors not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors who were present at the adjourned meeting.

Section 7 - Manner of Acting: (Section 607.0820, 607.0821 & 607.0824)
-----------------------------

(a) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which she/he may hold.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or these Bylaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes and may be stated as such in any certificate or document filed with the Secretary of the State of Florida. Any action taken without a meeting is deemed effective when the last director or committee member signs the consent, unless the consent specified a different effective date for such action.

(d) Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8 - Vacancies: (Section 607.0809)
----------------------

(a) Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a Director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any Director, or other case, shall be filled by an affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose.

(b) Unless otherwise provided for by statute, the Articles of Incorporation or these Bylaws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the Directors, then in office, including those who have so resigned,

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

shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

(c) If a Director or Directors or class of Directors was elected by a voting group of shareholders, only the shareholders of that voting group or a majority of the Directors then in office elected by such voting group or by a sole remaining Director elected by such voting group may fill the vacancy in the Board of Directors created by such Director. Unless the Articles of
Incorporation of the Corporation state otherwise, if there is no Director elected by such voting group remaining in office, the Directors not elected by such voting group may fill vacancies by an affirmative vote of a majority of those remaining Directors, though less than a quorum of the Board of Directors exists or by the shareholders.

Section 9 - Resignation: (Section 607.0807)
-------------------------

A Director may resign at any time by giving written notice to the Corporation. Such resignation shall be effective upon receipt thereof by the Corporation unless the notice specifies a later effective date, in which event the Board may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

Section 10 - Removal: (Section 607.0808)
---------------------

One or more or all the Directors of the Corporation may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause. If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director. The notice of the meeting at which a vote is taken to remove a Director must state that the purpose or one of the purposes of the meeting is the removal of the Director or Directors.

Section 11 - Salary: (Section 607.08101)
--------------------

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Section 12 - Committees: (Section 607.0825)
------------------------

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of two or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these

Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

                              ARTICLE IV- OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:
---------------------------------------------------------------
(Section 607.0841)

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairperson of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem and advisable. Any officer other than the Chairperson of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, subject to earlier termination by his or her death, resignation or removal.

(d) Each officer shall have the authority to perform such duties as may be provided for in these Bylaws or as may be determined, from time to time, by resolution of the Board not inconsistent with these Bylaws.

(e) Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged, or verified by two or more officers.

Section 2 - Resignation:  (Section 607.0842)
-----------------------

Any officer may resign at any time by giving written notice of such resignation to the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Corporation, and the acceptance of such resignation shall not be necessary to make it effective. If a resignation is made effective at a future date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 3 - Removal:    (Section 607.0842)
-------------------

Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Duties of Officers:    (Section 607.0841)
------------------------------

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such authority and perform such duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these Bylaws, or may from time to time be specifically conferred or imposed by the Board of Directors, not inconsistent with these Bylaws.

Section 5 - Shares of Other Corporations:

The President, any Vice President, or such other person as the Board of Directors may authorize can execute any proxy, consent, or exercise the right to vote possessed by the Corporation shares of stock owned by the Corporation at any meeting of shareholders of, or with respect to any action of shareholders of any other corporation, subject to the direction of the Board of Directors.

Section 6 - Compensation:  (Section 607.0302)
------------------------

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

                           ARTICLE V- SHARES OF STOCK

Section 1 - Certificate of Stock:  (Section 607.0604, 607.0621 & 607.0625)
--------------------------------

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b) The certificates representing shares of the Corporation shall state on its face that the Corporation is organized under the laws of Florida:

       (I) the name of the person to whom issued;
       (II) the number and class of shares;
       (III) the designation of the series, if any, which such certificate represents; and
       (IV) the relative rights, preferences and limitations applicable to each class, if any, must be summarized on the front or back of each certificate or a statement on the front or back of such certificate that the Corporation will furnish the shareholder a full statement of this information on request to such shareholder and without charge.

(c) Certificated shares of the Corporation shall be signed, (either manually or by facsimile), by the President or Vice President and the Secretary or any Assistant Secretary, or any other Officer designated by the Board of Directors. In case any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(d) Within a reasonable time after the issuance of by the Board or the transfer of uncertificated shares, the Corporation shall send to the registered owners thereof a written notice containing the information required to be set forth or states on certificates by this subsection of these Bylaws.

(e) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2 - Fractions of Shares/Scrip:  (Section 607.0604)
-------------------------------------

The Board of Directors may authorize the issuance of certificates or payment of money for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the payment in money of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of any officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 3 - Lost or Destroyed Certificates:
-------------------------------------------

The Board of Directors may direct a new certificate or certificates to be issued
in  place  of  any  certificate  or  certificates   theretofore  issued  by  the
Corporation alleged to have been lost, stolen or destroyed if the owner:

(a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser,

(b) files with the Corporation a sufficient indemnity bond, and

(c) satisfies such other requirements, including evidence of loss, theft, or destruction, as may be imposed by the Corporation.

Section 4 - Transfers of Shares:
--------------------------------

(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the

Corporation or with a transfer agent or a registrar, if any; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed and the payment of all taxes due thereon.

(b) The Corporation shall be entitled to treat other holders of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, quotable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 5 - Record Date:  (Section 607.0707)
-----------------------

(a) The Board of Directors may fix, in advance, a date not exceeding seventy days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to notice of a meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held. If no record date is given for shareholders entitled to a share dividend, it is the date the Board of Directors authorizes the share dividend.

(b) If no record date is fixed, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his/her demand to the Corporation.

(c) If no record date is fixed and no prior action is required by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

(d) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                 ARTICLE VI - INDEMNIFICATION (Section 607.0850)

Section 1 - General:
--------------------

The Corporation shall indemnify any officer or director of the Corporation made, or threatened to be made, a party to an action or proceeding, whether civil, criminal, administrative or investigative and including an action by or in the right of a Corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation (any such action or proceeding being hereinafter referred to as an "Action"), by reason of the fact that he, his testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred as a result of such Action, or any appeal therein, provided that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Corporation may indemnify and advance expenses to any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses to the fullest extent permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the Florida Business Corporation Act or other law, or other rights created by an agreement approved by the Board, or resolution of shareholders or the Board, and the adoption of any such resolution or the entering into of any such agreement approved by the Board is hereby authorized.

Section 2 - Expense Advances:
----------------------------

The Corporation shall, from time to time, advance to any director or officer of the Corporation expenses (including attorneys' fees) incurred in defending any Action in advance of the final disposition of such Action; provided that no such advancement shall be made until receipt of any undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by law.

Section 3 - Procedure for Indemnification:
------------------------------------------

Indemnification and advancement of expenses under this Article VI shall be made promptly and, in any event, no later than 30 days in the case of indemnification and 15 in the case of expense advancement following the request of the person entitled to such indemnification or advancement of expenses hereunder, as the case may be. The Board shall promptly (but, in any event, within such 30 or 15-day period, as the case may be) take all such actions (including, without limitation, any authorizations and findings required by law) as may be necessary to indemnify, and advance expenses to, each person entitled thereto pursuant to this Article VI. If the Board is or may be disqualified by law from granting any authorization, making any finding or taking any other action necessary or appropriate for such indemnification or advancement, then the Board shall use its best efforts to cause appropriate person(s) to promptly so authorize, find or act.

Section 4 - Insurance:
----------------------

The Corporation shall be permitted to purchase and maintain insurance for its own indemnification and that of its directors and officers and any other proper persons to the maximum extent permitted by law.

Section 5 - Non-Exclusivity:
----------------------------

Nothing contained in this Article VI shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article VI, or shall be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may have or hereafter be entitled under any law, provision of the Certificate of
Incorporation, By-Law, agreement approved by the Board, or resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board is hereby authorized.

Section 6 - Continuity of Rights:
---------------------------------

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall (i) continue as to a person who has ceased to serve in a capacity which would entitle such person to indemnification or advancement of expenses pursuant to this Article VI with respect to acts or omissions occurring prior to such cessation, (ii) inure to the benefit of the heirs, executors and administrators of a person entitled to the benefits of this Article VI, (iii) apply with respect to acts or omissions occurring prior to the adoption of this
Article VI to the fullest extent permitted by law and (iv) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto. This Article VI shall constitute a contract between the Corporation and each person eligible for indemnification or advancement of expenses hereunder, pursuant to which contract the Corporation and each such person intend to be legally bound.

Section 7 - Enforcement:
------------------------

The right to  indemnification  and  advancement  of  expenses  provided  by this
Article VI shall be enforceable by any person entitled to indemnification or advancement of expenses hereunder in any court of competent jurisdiction. In such an enforcement action, the burden shall be on the

Corporation to prove that the indemnification and advancement of expenses being sought are not appropriate. Neither the failure of the Corporation to determine whether indemnification or the advancement of expenses is proper in the circumstances nor an actual determination by the Corporation thereon adverse to the person seeking such indemnification or advancement shall constitute a defense to the action or create a presumption that such person is not so entitled. Without limiting the scope of section 6.1, (a) a person who has been successful on the merits or otherwise in the defense of an Action shall be entitled to indemnification as authorized in section 6.1 and (b) the termination of any Action by judgment, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that such person has not met the standard of conduct set forth in section 6.1. Such person's reasonable expenses incurred in connection with successfully establishing such person's right to indemnification or advancement or expenses, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 8. - Severability:
-------------------------

If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation nevertheless shall indemnify and advance expenses to each person otherwise entitled thereto to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

                    ARTICLE VII- DIVIDENDS (Section 607.0623)

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine

                            ARTICLE VIII- FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to changed by the Board of Directors from time to time, subject to applicable law.

                ARTICLE IX- CORPORATE SEAL (Section 607.0302(2))

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.

                     ARTICLE X-AMENDMENTS (Section 602.1020)

Section 1 - Initial Bylaws:
--------------------------

The initial Bylaws of the Corporation shall be adopted by the Board of Directors at its organizational meeting, when such meeting is held by the Directors.

Section 2 - By Shareholders:
---------------------------

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

Section 3 - By Directors:
-------------------------

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation; however, Bylaws made by the Board may be altered or repealed, and new Bylaws made by the shareholders.